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                                                                    EXHIBIT 99.1


FOR FURTHER INFORMATION:  Sandy Fruhman, Media (713) 207-3123
                          Dennis Barber, Investors  (713) 497-3042


FOR IMMEDIATE RELEASE:    August 12, 2003


                    RELIANT RESOURCES NAMES NEW BOARD MEMBERS

HOUSTON, TX -- Reliant Resources, Inc. (NYSE: RRI) today announced that two new members have been elected to the company's Board of Directors. The new directors are Kirbyjon H. Caldwell, a civic and community development leader who is senior pastor of Windsor Village United Methodist Church in Houston, and Steven L. Miller, who is chairman and president of SLM Discovery Ventures and retired chairman, president and CEO of Shell Oil Company. The term of office of the new directors, who are classified as Class I directors, will expire in 2006.

"The addition of these two new members further demonstrates our commitment to the highest standards of corporate governance through a strong, independent and well-qualified board," said Joel Staff, chairman and chief executive officer. "Both have achieved outstanding success in their fields and in forging positive relationships with diverse groups. These attributes are critical in today's complex business environment. We are honored that they have agreed to serve on our board."

With the addition of Caldwell and Miller, the Reliant Resources Board now has seven members. Six are non-employee directors. The Nominating & Governance Committee of the board, which is composed entirely of non-employee directors, recommended the election of the new directors after completing an extensive search and review of potential board candidates.

Caldwell, author of the best seller The Gospel of Good Success, has been senior pastor of Windsor Village United Methodist Church since June 1982. The 15,000-member Church includes more than 120 ministries, which serve the community seven days a week. Under Caldwell's leadership, the Windsor Village Church Family joined with the Pyramid Community Development Corporation to develop a 104,000-square-foot, multi-purpose complex that includes educational, commercial, medical and social service entities. Caldwell also is involved
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with the development of a 234-acre, master-planned community that will include residential, commercial, recreational and community facilities.

A native Houstonian, Caldwell holds a Bachelor of Arts Degree in Economics from Carleton College, an M.B.A. in Finance from the University of Pennsylvania's Wharton School of Business and a Masters Degree in Theology from Southern Methodist University-Perkins School of Theology. He serves on the boards of Continental Airlines, Inc., American Church Mortgage Company and Bridgeway Funds, Inc. as well as numerous educational and medical institutions, and community and social service organizations.

Miller is chairman and president of SLM Discovery Ventures, Inc., a company formed in September 2002 to pursue commercial ventures in support of volunteerism, social outreach, and higher education and academic achievement. He is also chairman of Momentum Bio Ventures, Inc., a venture capital and management services company focused on biotechnology and life sciences opportunities in southeast Texas. Prior to his retirement in September 2002, he had served as chairman of the board of directors, president and CEO of Shell Oil Company since July 1999. During his 35-year career with the company, he also had served on the management team of the Royal Dutch/Shell Group of Companies including as a managing director.

A native of Kansas City, Missouri, Miller earned a Bachelor of Science Degree in Chemical Engineering from the University of Illinois. Active in both the business and not-for-profit communities, Miller serves on the board of Applied Materials, Inc. as well as a number of local and national organizations and institutions, including as the chairman of the Points of Light Foundation, the nation's primary enabler of volunteer service.

Reliant Resources, Inc., based in Houston, Texas, provides electricity and energy services to retail and wholesale customers in the U.S. and Europe, marketing those services under the Reliant Energy brand name. The company provides a complete suite of energy products and services to approximately 1.7 million electricity customers in Texas ranging from residences and small businesses to large commercial, industrial and institutional customers. Reliant also serves large commercial and industrial clients in the PJM (Pennsylvania, New Jersey, Maryland) Interconnection. The company has approximately 22,000 megawatts of power generation capacity in operation, under construction or under contract in the U.S. and nearly 3,500 megawatts of power generation in operation in Western Europe. For more information, visit our web site at www.reliantresources.com.

This news release contains "forward-looking statements." Forward-looking statements are statements that contain projections about our revenues, income, earnings and other financial items, our plans and objectives for the future, future economic performance, or other projections or estimates about our assumptions relating to these types of statements. These statements usually relate to future events and anticipated revenues, earnings, business strategies, competitive position or other aspects of our operations or operating results. In many cases you can identify forward-looking statements by terminology such as "anticipate," "estimate," "believe," "continue," "could," "intend," "may," "plan," "potential," "predict," "should," "will," "expect," "objective," "projection," "forecast," "goal," "guidance," "outlook" and other similar words. However, the absence of these words does not mean that the statements are not forward-looking. We have based our forward-looking statements on management's beliefs and assumptions based on information available to management at the time the statements are made. Actual results may differ materially from those expressed or implied by forward-looking statements as a result of many factors or events, including legislative and regulatory developments, the outcome of pending lawsuits, governmental proceedings and investigations, the effects of competition, financial market conditions, access to capital, the integration of recent acquisitions, the timing and extent of changes in commodity prices and interest rates, weather conditions, changes in our business plan and other factors we discuss in our other filings with the Securities and Exchange Commission. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.